UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2013

TECOGEN INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-178697                         04-3536131
(Commission File Number)                 (IRS Employer Identification No.)

45 First Avenue, Waltham
Massachusetts                              02451
(Address of Principal Executive Offices)              (Zip Code)

(781) 622-1120
(Registrant's Telephone Number, Including Area Code)

______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 25, 2013, Tecogen Inc., or the Company, entered into a Revolving Line of Credit Agreement, or the Agreement, with John N. Hatsopoulos, the Company's Chief Executive Officer. Under the terms of the Agreement, Mr. Hatsopoulos has agreed to lend the Company up to an aggregate of $1 million, from time to time, at the written request of the Company. Any amounts borrowed by the Company pursuant to the Agreement will bear interest at the Bank Prime Rate as quoted from time to time in the Wall Street Journal plus 1.5% per year. Interest is due and payable quarterly in arrears. Repayment of the principal amount borrowed pursuant to the Agreement will be due on March 31, 2014, or the Maturity Date. Prepayment of any amounts due under the Agreement may be made at any time without penalty. The Agreement terminates on the Maturity Date. The Company has not yet borrowed any amounts pursuant to the Agreement.
The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Revolving Line of Credit Agreement between the Company and John N. Hatsopoulos, dated March 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 2, 2013	TECOGEN INC. By: /s/ Bonnie J. Brown _____________________________________ Bonnie J. Brown, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Revolving Line of Credit Agreement between the Company and John N. Hatsopoulos, dated March 25, 2013.

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